Commomwealth                                                750 B, Suite 2350
                                                            San Diego, CA 92101
                                                            (619) 233-3000


                        BUYER FINAL SETTLEMENT STATEMENT

CLOSING DATE: 350 W. 9th Avenue                        CLOSING DATE:
              Escondido, CA 92025                      June 11, 2001

BUYER:        Triad Industries, Inc.                   ESCROW No.: 1055721-BW

                                                    DEBITS           CREDITS
CONSIDERATION
   Total Consideration                    $     1,070,000.00 $
   Cash Deposit                                                   320,000.00
   Cash Deposit - Interest Earned                                     184.33
   Cash Deposit                                                    25,000.00
   New 1st Trust Deed                                             749,000.00

NEW 1ST TRUST DEED TO SOUTHERN
PACIFIC BANK
[NEW Loan Charges $2l,347.05]
   Loan Origination Fee                             7,490.00
   Credit Report                                      170.00
   Tax Service                                         71.00
   Document Fee                                       995.00
   Processing Fee                                     495.00
   Underwriting Fee                                   995.00
   Flood Zone Report                                   50.00
   Wire Fee                                            25.00
   Interest at $162 70/day from June                 3253.99
      11, 2001 to July 1, 2001
   Tax Impounds at $1114.58/mo for 7                 7,802.06
      MOS

PRORATIONS AND ADJUSTMENTS
   Taxes at 5298.85/6 Mo. from 06/11/01                588.76
      to 07/01/01
   Rent at 10966.65/mo. from 06/11/01                                7,311.10
      to 07/01/01
   Transfer of Security Deposits                                     1,000.00
TITLE TO COMMONWEALTH LAND TITLE
COMPANY
A.L.T.A. Title Policy Fee                              888.00

ESCROW TO COMMONWEALTH LAND TITLE
COMPANY
   Escrow Fee                                        1,600.00

RECORDING CHARGES TO COMMONWEALTH LAND TITLE COMPANY
   Recording Grant Deed                                 49.00
   Recording Trust Deed                                 99.00
   Miscellaneous Recording Fees                        147.00

OTHER DISBURSEMENTS
   Robert F. Driver Company for Fire Insurance       1,845.00

REFUND                                               5,931.62



TOTALS                                           1,102,495.43    1,102,495.43

                  SAVE THIS STATEMENT FOR INCOME TAX PURPOSES.